Exhibit 99.1
Sleep Number Announces Board Leadership Changes
Sleep Number’s Board leadership succession reflects Company’s commitment to strategic consistency and strong corporate governance

MINNEAPOLIS — March 14, 2022 — Today Sleep Number Corporation (Nasdaq: SNBR), the sleep health, science, research and innovation leader, announced its Board of Directors has unanimously elected Shelly R. Ibach as Board Chair, effective May 12, 2022, following the Company’s Annual Meeting of Shareholders. Ibach will continue to serve as Sleep Number’s President and CEO. She succeeds Jean-Michel Valette, who served as Board Chair since May 2010 and will remain on the Board.

The Company also announced that the Board unanimously elected Michael J. Harrison, an independent director since 2011 and current chair of the Corporate Governance and Nominating Committee, as independent Lead Director, also effective on May 12, 2022. Harrison’s appointment reflects the Company’s ongoing commitment to robust independent board leadership, which will be detailed in the Company’s 2022 Proxy Statement.

Ibach has led Sleep Number since June 2012. During her tenure, the Company has sustained superior stakeholder value creation which has resulted in nearly 14 million lives improved and almost 14 billion hours of proprietary sleep data from its award-winning 360® smart beds. Ibach’s passion for developing meaningful consumer value, combined with her visionary guidance, has turned the one-time adjustable mattress retailer into a purpose-driven, sleep tech wellness company that is poised to lead in the emerging connected sleep health space.

“Shelly’s strategic vision and perceptual acuity, including the innovation of the 360 smart bed and the creation of a values-based organization, have transformed Sleep Number,” said Valette, speaking on behalf of the Board. “We believe Shelly is the best person to lead the Company both as CEO and Chair, providing innovative and steady leadership in a dynamic marketplace and inspiring the company’s culture of individuality and purpose. The Board is equally pleased that Mike, given his extensive board governance and experience with other consumer brands, will step into the role of independent Lead Director.”

“I am honored to lead this incredible Company as Chair and CEO,” said Ibach. “I look forward to achieving our ambitious vision with our mission-driven Board, management team and over 5,000 team members who deliver on our purpose to improve the health and wellbeing of society through higher quality sleep. We thank Jean-Michel for his years of dedication, wise counsel and leadership as Board Chair, and welcome Mike as he assumes the independent Lead Director role.”

The leadership announcement is concurrent with the release of Sleep Number’s 2022 Corporate Sustainability Report, which can be found here.
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About Sleep Number
Individuality is the foundation of Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. We have improved nearly 14 million lives and are positively impacting society’s wellbeing through higher quality sleep.

Our award-winning 360® smart beds are informed by science. They learn from over one billion sleep sessions of highly-accurate, real world sleep data – the cumulation of almost 14 billion hours’ worth - to automatically adjust to each sleeper and provide effortless comfort and proven quality sleep. Our 360

Exhibit 99.1
smart beds deliver individualized sleep health reports and insights, including a daily SleepIQ® score, and are helping to advance meaningful sleep health solutions by applying sleep science and research.

For life-changing sleep, visit SleepNumber.com or one of our 650 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

Forward-looking Statements
Statements used in this news release relating to future plans, events or performance, such as statements about Board leadership transitions, are forward-looking statements subject to certain risks and uncertainties. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The Company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

Media Contacts Julie Elepano Sleep Number Public Relations Julie.Elepano@sleepnumber.com